                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated March 10, 2000 (and to all references to our Firm) included in or made a part of this Registration Statement.



                                          /s/ ARTHUR ANDERSEN LLP


                                          ARTHUR ANDERSEN LLP


Boston, Massachusetts
May 5, 2000